                                                                    EXHIBIT 5.1


                                BROAD AND CASSEL
                                ATTORNEYS AT LAW
                          201 SOUTH BISCAYNE BOULEVARD
                            MIAMI CENTER, SUITE 3000
                             MIAMI, FLORIDA  33131
                                 (305) 373-9400


                                 June 28, 1996


Ocean Optique Distributors, inc.
14250 S.W. 119th Avenue
Miami, FL  33186

         RE:     OCEAN OPTIQUE DISTRIBUTORS, INC. (THE "COMPANY")
                 REGISTRATION STATEMENT ON FORM S-3
                 SEC FILE NO:  33-98678

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), included in the Company's registration statement on Form S-3, SEC File No. 33-98678, as amended by Amendments No. 1 and 2 thereto (the Registration Statement as amended is referred to herein as the "Registration Statement"). The Registration Statement has been filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on behalf of certain selling shareholders as named therein.

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the Shares included in the Registration Statement are duly and validly issued, fully paid and non-assessable.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

Ocean Optique Distributors, inc.
June 28, 1996
Page 2


         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the section captioned "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.


                                        Very truly yours,


                                        /s/ Broad and Cassel
                                        --------------------
                                        BROAD AND CASSEL